[LOGO] ENTERPRISE
       GROUP OF FUNDS


                   Q&A FOR SHAREHOLDERS ABOUT THE PROXIES YOU ARE RECEIVING

Q. WHAT IS THE PROXY ABOUT AND HOW DOES IT IMPACT MY INVESTMENT IN THE ENTERPRISE GROUP OF FUNDS?

A. On July 8, 2004, AXA Financial, Inc. acquired The MONY Group Inc. Prior to the merger, subsidiaries of both companies were involved in managing separate mutual fund groups--the recently rebranded AXA Enterprise Multimanager Funds, managed by AXA Equitable Life Insurance Company, and The Enterprise Group of Funds, Inc., managed by Enterprise Capital Management, Inc. Recently, AXA Financial, in conjunction with Enterprise Capital and your Board of Directors, decided to unite both mutual fund groups under one fund family brand called AXA Enterprise.

To accomplish the creation of one fund family, your Board of Directors approved the merger of each Enterprise Fund into a corresponding fund managed by AXA Equitable, subject to shareholder approval. There are four separate proxies being mailed to Enterprise Fund shareholders requesting approval. Please be aware that one shareholder may receive up to four proxies. Each one contains a separate and distinct proxy item for which the shareholder is being asked to vote. The proposals are as follows:

PROPOSAL A:
Proposal A relates to the change in the organizational structure of The Enterprise Group of Funds, Inc. from a Maryland corporation to a Delaware statutory trust. This change would be accomplished by merging the following Enterprise Funds (Acquired Fund) into corresponding AXA Enterprise Funds (Acquiring Fund) as shown below:

ACQUIRED FUND                                         ACQUIRING FUND
-----------------------------------------------------------------------------------------------------
Enterprise Capital Appreciation Fund                  AXA Enterprise Capital Appreciation Fund
Enterprise Deep Value Fund                            AXA Enterprise Deep Value Fund
Enterprise Equity Fund                                AXA Enterprise Equity Fund
Enterprise Equity Income Fund                         AXA Enterprise Equity Income Fund
Enterprise Global Financial Services Fund             AXA Enterprise Global Financial Services Fund
Enterprise Global Socially Responsive Fund            AXA Enterprise Global Socially Responsive Fund
Enterprise Government Securities Fund                 AXA Enterprise Government  Securities Fund
Enterprise Growth and Income Fund                     AXA Enterprise Growth and Income Fund
Enterprise High-Yield Bond Fund                       AXA Enterprise High-Yield Bond Fund
Enterprise International Growth Fund                  AXA Enterprise International Growth Fund
Enterprise Mergers and Acquisitions Fund              AXA Enterprise Mergers and Acquisitions Fund
Enterprise Money Market Fund                          AXA Enterprise Money Market Fund
Enterprise Short Duration Bond Fund                   AXA Enterprise Short Duration Bond Fund
Enterprise Small Company Growth Fund                  AXA Enterprise Small Company Growth Fund
Enterprise Small Company Value Fund                   AXA Enterprise Small Company Value Fund
Enterprise Tax-Exempt Income Fund                     AXA Enterprise Tax-Exempt Income Fund

PROPOSAL B:
Proposal B relates to the merger of the following Enterprise Funds into AXA Enterprise Multimanager Funds. In general, the primary purpose of these proposed mergers is to consolidate similar or duplicative offerings.

ACQUIRED FUND                                         ACQUIRING FUND
-----------------------------------------------------------------------------------------------------
Enterprise Technology Fund                            AXA Enterprise Multimanager Technology Fund
Enterprise Total Return Fund                          AXA Enterprise Multimanager Core Bond Fund

PROPOSAL C:
Proposal C relates to the merger of the Enterprise Managed Fund into the AXA Enterprise Moderate-Plus Allocation Fund; a new "fund of funds" that follows a similar asset allocation strategy as the Enterprise Managed Fund.

ACQUIRED FUND                                         ACQUIRING FUND
-----------------------------------------------------------------------------------------------------
Enterprise Managed Fund                               AXA Enterprise Moderate-Plus Allocation Fund

PROPOSAL D:
Proposal D relates to the merger of the following Enterprise Funds into the AXA Enterprise Growth Fund. The primary purpose of these mergers is to consolidate similar offerings.

ACQUIRED FUND                                         ACQUIRING FUND
-----------------------------------------------------------------------------------------------------
Enterprise Growth Fund                                AXA Enterprise Growth Fund
Enterprise Strategic Allocation Fund                  AXA Enterprise Growth Fund
Enterprise Multi-Cap Growth Fund                      AXA Enterprise Growth Fund

Q. WHY IS THE BOARD RECOMMENDING THESE MERGERS?

A. As you might expect, the combination of our two fund families will help us apply a consistent, disciplined process for selecting and monitoring subadvisers across all of our Funds. Equally important, it will allow the Funds to operate more efficiently under a uniform organizational structure. Certain of these proposed mergers would consolidate Funds with similar investment styles and strategies with the goal of creating a more streamlined and competitive fund family.

Q. WHAT WILL THE NEW AXA ENTERPRISE FUND FAMILY LOOK LIKE IF ALL OF THE MERGERS ARE APPROVED?

A. Assuming all of the mergers are approved, the new AXA Enterprise Fund "menu" will consist of 30 mutual fund choices. These choices will offer shareholders three different ways to invest in AXA Enterprise Funds:

o AXA Enterprise Funds (managed by one subadviser) - 17 Funds
o AXA Enterprise Multimanager Funds (managed by 2 or more subadvisers) - 9 Funds
o AXA Enterprise Allocation Funds (asset allocation funds that invest in other AXA Enterprise Funds) - 4 Funds

Q. WHO WILL MANAGE MY FUND ONCE THE MERGERS ARE COMPLETED?

A. AXA Equitable, as investment adviser and administrator, will perform the management function for the AXA Enterprise Funds "Acquiring Funds," thereby replacing Enterprise Capital. Information regarding AXA Equitable and each of the Funds' subadvisers is included in the proxy materials.

Q. WHY ARE THE FUNDS  CHANGING  THEIR LEGAL  STRUCTURE  TO A DELAWARE  STATUTORY
TRUST?

A. All of the fund complexes managed by AXA Equitable are organized as Delaware statutory trusts. The Enterprise Group of Funds is currently structured as a Maryland corporation. The change to a Delaware statutory trust will provide a uniform legal structure across all AXA Equitable-managed funds. In addition, Delaware statutory trusts provide somewhat greater flexibility to respond to changes in market or regulatory conditions, that in many cases, benefit shareholders. In recent years, a number of major mutual fund complexes have adopted this structure because of the enhanced flexibility it provides.

Q. HOW WILL MY ENTERPRISE FUND BE IMPACTED BY A MERGER UNDER PROPOSAL A?

A. In preparation for the merger in connection with Proposal A, AXA Equitable has created new series of AXA Enterprise Funds that are intended to mirror the current investment objectives, strategies, policies and subadvisers of the existing corresponding Enterprise Funds. If shareholders approve these mergers, the assets of each Enterprise Fund will be transferred to the corresponding AXA Enterprise Fund. For all practical purposes, your investment in an Enterprise Fund would not change as a result of this merger.

Q. WHICH SHAREHOLDERS WILL BE ELIGIBLE TO VOTE ON THE MERGERS?

A. Proxy materials will be sent to all Enterprise shareholders of record as of the close of business on January 24, 2005, and these shareholders are entitled to vote by proxy or at the Shareholder Meeting scheduled for March 31, 2005. If you own more than one Enterprise Fund, it is possible that you may receive multiple proxy packages. It is very important to vote the shares of each Enterprise Fund you own.

Q. WILL MY OVERALL FUND EXPENSES BE HIGHER AS A RESULT OF THE MERGERS UNDER PROPOSAL A?

A. It is anticipated that most of the AXA Enterprise Funds' total combined expense ratios (after taking into account fee waivers and expense limitation arrangements that are expected to remain in place through February 28, 2006) will be the same or lower than those of the existing corresponding Enterprise Funds after the mergers. The total combined expenses, however, will be temporarily higher for Capital Appreciation, Mergers and Acquisitions, Money Market and Small Company Value Funds as a direct result of the merger. It is anticipated that the additional expenses incurred by these funds, as a result of the merger, will be paid by October 31, 2005.

An important change in connection with the mergers under Proposal A is the adoption of "breakpoints" in the management fees of the AXA Enterprise Funds. The AXA Enterprise Board of Trustees established two goals for the proposed new fee structure. First, they carefully studied industry cost trends, with a goal that proposed fees for most funds would be in line with comparable fund peers. Secondly, they wanted to set these costs through industry-accepted methods. In recent years, the mutual fund industry has gradually moved to adopt "breakpoints" at which management fees decline (as a percentage of assets), as fund assets increase. Additional details about breakpoints are included in the proxy materials.

Q. WHY ARE ENTERPRISE TECHNOLOGY AND ENTERPRISE TOTAL RETURN FUNDS BEING MERGED INTO SIMILAR AXA ENTERPRISE MULTIMANAGER FUNDS UNDER PROPOSAL B?

A. The primary purpose of these proposed mergers is to consolidate similar offerings within our two mutual fund families. In addition, in the case of both the Enterprise Technology Fund and the Enterprise Total Return Fund, your Board of Directors and AXA Equitable believe that a multiple-adviser approach offers shareholders additional diversification potential through the unique pairing of manager styles, while seeking the same overall investment objective as the corresponding Enterprise Fund.

Q. HOW WILL MY FUND'S EXPENSES BE IMPACTED UNDER PROPOSAL B?

A. The management fees and overall expenses of the AXA Enterprise Multimanager Funds are higher than those of the Enterprise Technology and Enterprise Total Return Funds due to the increased complexity and costs associated with a multiple-adviser fund format. However, AXA Equitable currently expects that both of the AXA Enterprise Multimanager Funds will remain subject to expense limitation arrangements in effect through February 28, 2006. After the expense limitation is taken into account, the overall expense ratio for the AXA Enterprise Multimanager Core Bond Fund will be lower than the current expenses for the Enterprise Total Return Fund, while the overall expense ratio for the AXA Enterprise Multimanager Technology Fund will be higher than the current expenses for the Enterprise Technology Fund. A comparison of each Fund's total annual operating expenses are shown in the table below:


                                                FEE COMPARISON*
                            Net Total Annual Fund Operating Expenses as of 10/31/04
                                 (as a percentage of average daily net assets)
                                  LESS FEE WAIVERS AND EXPENSE REIMBURSEMENTS
---------------------------------------------------------------------------------------------------------------------------
FUND                                   SUBADVISER                          CLASS A      CLASS B       CLASS C      CLASS Y
---------------------------------------------------------------------------------------------------------------------------
Enterprise Total Return Fund           PIMCO                               1.35%        1.90%         1.90%        0.90%
(Acquired Fund)
---------------------------------------------------------------------------------------------------------------------------
AXA Enterprise Multimanager            PIMCO, BlackRock Advisors           1.25%        1.80%         1.80%        0.80%
Core Bond Fund
(Acquiring Fund)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Enterprise Technology Fund             Fred Alger Management               1.90%        2.45%         2.45%        1.45%
(Acquired Fund)
---------------------------------------------------------------------------------------------------------------------------
AXA Enterprise Multimanager            Firsthand Capital Management,       2.15%        2.70%         2.70%        1.70%
Technology Fund                        RCM Capital Management,
(Acquiring Fund)                       Wellington Management Company
---------------------------------------------------------------------------------------------------------------------------
*THE  SALES  LOAD  STRUCTURE  OF THE  ACQUIRED  FUNDS  AND  ACQUIRING FUNDS ARE IDENTICAL.

Q. HOW DOES THE ENTERPRISE MANAGED FUND COMPARE WITH THE AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND (PROPOSAL C)?

A. The Enterprise Managed Fund and the AXA Enterprise Moderate-Plus Allocation Fund have similar asset allocation strategies in seeking their objective but have different structures. The AXA Enterprise Moderate-Plus Fund is a "fund of funds" and has an investment strategy of investing exclusively in a combination of other AXA Enterprise Funds selected by AXA Equitable, while the Enterprise Managed Fund invests directly in equity and fixed income securities selected by its subadviser.

Q. WHAT BENEFITS DOES THE AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND OFFER OVER THE ENTERPRISE MANAGED FUND?

A. While both funds offer "built-in" asset allocation and rebalancing features, the AXA Enterprise Moderate-Plus Allocation Fund taps the skills and expertise of many different investment advisers through its "fund of funds" approach. Each of the underlying funds are selected and carefully monitored based on a variety of factors, such as performance, current holdings and complementary fit with other underlying funds. Your Board of Directors and AXA Equitable believe the "fund of funds" structure generally provides a very efficient means for diversifying among asset categories and managers, while providing operational efficiencies that are not found in traditional subadvised funds. For example, the AXA Enterprise Moderate-Plus Allocation Fund has the ability to replace a subadviser by redeeming from one underlying fund and investing in another without going through the usual steps required to replace a subadviser.

Q. HOW DO OVERALL EXPENSES OF THE AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND COMPARE WITH THE ENTERPRISE MANAGED FUND?

A. The effective expense of an investment in the AXA Enterprise Moderate-Plus Allocation Fund is expected to be higher than that of the Enterprise Managed Fund when taking into account its direct expenses and the expenses directly associated with the underlying funds in which it invests. The total expense ratio of the AXA Enterprise Moderate-Plus Allocation Fund (including direct and indirect expenses) may vary based on the allocation of the Fund's assets among underlying funds and the actual expenses of the underlying funds. A comparison of each Fund's total annual operating expenses (including direct and indirect expenses and after taking into account fee waivers and expense limitation arrangements that are expected to remain place through February 28, 2006) are shown in the table below:

                                                           FEE COMPARISON*
                                              Net Total Annual Fund Operating Expenses
                                            (as a percentage of average daily net assets)
                                             LESS FEE WAIVERS AND EXPENSE REIMBURSEMENTS

-----------------------------------------------------------------------------------------------------------------------------------
FUND                                                 SUBADVISER             CLASS A        CLASS B        CLASS C        CLASS Y
-----------------------------------------------------------------------------------------------------------------------------------
Enterprise Managed Fund                              Wellington             1.45%          2.00%          2.00%          1.00%
(Acquired Fund) - as of 10/31/04                     Management
                                                     Company
-----------------------------------------------------------------------------------------------------------------------------------
AXA Enterprise Moderate-Plus Allocation Fund         Varies by              Ranges         Ranges         Ranges         Ranges
(Acquiring Fund - estimated expenses**)              Underlying Funds       from 2.05%     from 2.60%     from 2.60%     from 1.60%
                                                                            to 2.30%       to 2.85%       to 2.85%       to 1.85%
-----------------------------------------------------------------------------------------------------------------------------------
*THE SALES LOAD STRUCTURE OF THE ACQUIRED FUNDS AND ACQUIRING  FUNDS ARE  IDENTICAL.
**FUND IS NEWLY ORGANIZED AND HAS NOT HAD ANY OPERATIONS OF ITS OWN TO DATE. THE ESTIMATED EXPENSES ARE BASED ON THE ACTUAL EXPENSES
OF THE UNDERLYING  FUNDS AS OF OCTOBER 31, 2004.  PLEASE REFER TO THE PROXY  MATERIALS FOR DETAILED  COMPARISONS OF FUND  INVESTMENT
OBJECTIVE, STRATEGIES, POLICIES, FEES AND EXPENSES.

Q. WHAT IS THE PLAN FOR THE ENTERPRISE GROWTH, ENTERPRISE STRATEGIC ALLOCATION AND THE ENTERPRISE MULTI-CAP GROWTH FUNDS UNDER PROPOSAL D?

A. It is proposed that the Enterprise Growth, Enterprise Multi-Cap Growth and Enterprise Strategic Allocation Funds be merged into the AXA Enterprise Growth Fund. The Enterprise Growth Fund and the AXA Enterprise Growth Fund have substantially identical investment objectives, policies and strategies. In addition, the Enterprise Multi-Cap Growth Fund, Enterprise Strategic Allocation Fund and the AXA Enterprise Growth Fund have similar investment objectives, strategies and policies, although they may differ somewhat in their investment approaches. Montag & Caldwell, Inc. currently serves as subadviser to the Enterprise Growth Fund and the Enterprise Multi-Cap Growth Fund and would advise the combined Fund if the merger is approved by shareholders.

Q. WHAT IMPACT WILL THE MERGERS HAVE ON THE EXPENSE RATIO OF THE AXA ENTERPRISE GROWTH FUND?

A. It is expected that the net total annual operating expense ratio for each class of shares of the AXA Enterprise Growth Fund will be slightly higher than the Enterprise Growth Fund for the last fiscal year due to the payment of merger-related expenses, all of which are expected to be paid by October 31, 2005. Absent those expenses, it is expected that, in the first full fiscal year following the merger, the net total annual operating expense ratio of the AXA Enterprise Growth Fund will be lower than that of the Enterprise Growth Fund. The lower expense ratio would result primarily from the reduction in management fees paid by the AXA Enterprise Growth Fund, and is based on the assumption that the Fund's assets do not decline following the merger.

It also is expected that the net total annual operating expense ratio of each class of shares of the AXA Enterprise Growth Fund will be somewhat higher than that of the Enterprise Strategic Allocation Fund because of the higher expense limitation in effect for the AXA Enterprise Growth Fund. However, it is expected that the net total annual operating expense ratio of each class of shares of the AXA Enterprise Growth Fund will be lower than that of the corresponding class of shares of the Enterprise Multi-Cap Growth Fund.

A comparison of each Fund's total annual operating expenses (after taking into account fee waivers and expense limitation arrangements that are expected to remain in place through February 28, 2006) are shown in the table below:

                                                      FEE COMPARISON*
                                  Net Total Annual Fund Operating Expenses as of 10/31/04
                                       (as a percentage of average daily net assets)
                                        LESS FEE WAIVERS AND EXPENSE REIMBURSEMENTS
--------------------------------------------------------------------------------------------------------------------------
FUND                                         SUBADVISER                      CLASS A     CLASS B      CLASS C     CLASS Y
--------------------------------------------------------------------------------------------------------------------------
Enterprise Growth Fund                       Montag & Caldwell, Inc.         1.55%       2.10%      2.10%         1.10%
(Acquired Fund)                                .
--------------------------------------------------------------------------------------------------------------------------
Enterprise Multi-Cap Growth Fund             Montag & Caldwell, Inc.         2.00%       2.55%      2.55%         1.55%
(Acquired Fund)
--------------------------------------------------------------------------------------------------------------------------
Enterprise Strategic Allocation Fund         UBS Global Asset                1.50%       2.05%      2.05%         1.05%
(Acquired Fund)                              Management (US), Inc.
--------------------------------------------------------------------------------------------------------------------------
AXA Enterprise Growth Fund                   Montag & Caldwell               1.57%       2.12%      2.12%         1.12%
(Acquiring Fund - estimated expenses**)
--------------------------------------------------------------------------------------------------------------------------
*THE SALES LOAD STRUCTURE OF THE ACQUIRED FUNDS AND ACQUIRING  FUNDS ARE IDENTICAL.
**FUND IS NEWLY ORGANIZED AND HAS NOT HAD ANY OPERATIONS OF ITS OWN TO DATE. THE ESTIMATED EXPENSES SHOWN ASSUME ALL THREE
PROPOSED MERGERS INTO THIS FUND ARE APPROVED.  PLEASE REFER TO THE PROXY MATERIALS FOR MORE INFORMATION  ABOUT EACH OF THE
SUBADVISERS AND FOR DETAILED COMPARISONS OF FUND INVESTMENT OBJECTIVES, STRATEGIES, POLICIES, FEES AND EXPENSES.

Q. WHAT IS AN EXPENSE LIMITATION AGREEMENT?

A. To reduce costs typically associated with newer funds that have not yet grown their assets to realize economies of scale, many investment advisers will waive a portion of a fund's total operating expenses that would otherwise be borne by shareholders. Pursuant to separate contracts, Enterprise Capital and AXA Equitable have adopted Expense Limitation Agreements for their respective Funds. These agreements effectively put a "cap" on the total annual operating expenses of selected funds so they do not exceed certain limits.

Q. HOW LONG DO THE FUNDS' EXPENSE LIMITATION AGREEMENTS REMAIN IN PLACE?

A. The Expense Limitation Agreements for the AXA Enterprise Funds expire on February 28, 2006, and may be renewed at the discretion of AXA Equitable and the AXA Enterprise Board of Trustees. It should be noted that fund management fees, including expense limitation agreements, are subject to review and approval by the Board of Trustees on an annual basis. Their evaluation is based on a number of factors, including an in-depth review of industry cost trends, with the goal of keeping each AXA Enterprise Fund competitive with comparable fund peers.

Q. WILL I NEED TO PAY FEES OR TAXES AS A RESULT OF THE MERGERS?

A. No. The mergers will not trigger any sales commission or other fees for shareholders. Also, the mergers are expected to be tax-free transactions for shareholders of the Enterprise Funds and the Acquiring Funds for U.S. federal income tax purposes. However, Enterprise Funds that are slated to merge into other AXA Enterprise Funds under Proposals B, C, and D (with the exception of Enterprise Growth) are scheduled to pay distributions immediately prior to the merger and these distributions may be taxable. Please see information contained in the proxy about fees and expenses of the Acquiring Funds.

Q. WILL I PAY ANY SALES LOADS AS A RESULT OF THE MERGERS?

A. No. The mergers will not trigger any front-end or deferred sales charge. However, Class B and Class C shares of the Acquiring Fund would be subject to the same contingent deferred sales charge, if any, that was in effect immediately prior to the mergers.

Q. HAS MY FUND'S BOARD OF DIRECTORS APPROVED THE MERGERS?

A. Yes. The Board of Directors of The Enterprise Group of Funds unanimously approved the mergers on December 15, 2004 and encourages you to vote in favor of the proposals.


Q. WILL THE SHAREHOLDER SERVICES NUMBER AND ADDRESS CHANGE?

A. No. Our customer service representatives will continue to provide the same quality services that you have been receiving as an Enterprise shareholder even after the proposed mergers occur. Our Shareholder Services number is 1-800-368-3527.

Q. WHERE CAN I FIND MORE INFORMATION ON THE AXA ENTERPRISE MULTIMANAGER FUNDS?

For more information about The Enterprise Group of Funds and the AXA Enterprise Multimanager Funds, log on to our website at www.axaenterprise.com. or contact your financial professional for more information.

Q. WHEN AND WHERE IS THE SHAREHOLDER MEETING BEING HELD?

A. The Shareholder Meeting has been adjourned to April 29, 2005, at 3:00 p.m., Eastern Time, at the offices of AXA Equitable Life Insurance Company, located at 1290 Avenue of the Americas, New York, NY 10104.

Q. IF APPROVED, WHEN WILL THE MERGERS BE COMPLETED?

A. If approved, the mergers are expected to become effective immediately after the close of business on or about May 6, 2005. As a result of each of the mergers, shareholders of each Enterprise Fund will receive shares of the Acquiring Fund as described in Proposals A, B, C and D. The total value of your new fund shares immediately after the merger will be the same as the total value of the shares you held immediately before the merger. You will be sent a confirmation notice of this transaction immediately following the mergers.

Q. WHAT IF I DECIDE NOT TO VOTE?

A. While voting is not mandatory, we want to ensure that all of our shareholders have their voice heard on important matters affecting their investments. Your vote is very important to us.

Q. HOW DO I VOTE MY SHARES?

A. You can vote your shares by completing and signing the proxy card(s) included in the proxy package that you will receive and mail the completed and signed proxy cards in the postage paid envelope provided. You may also vote by calling the toll-free number printed on your proxy ballot or via the Internet at the Internet address printed on you proxy ballot card. If you have any questions about the proxy materials or the proposed mergers, please call your investment professional or InvestorCONNECT, our proxy specialists, at 1-800-309-2984.